SCHEDULE 14C INFORMATION

Amendment no. 1

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

Xo	Preliminary Information Statement

o	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

X	Definitive Information Statement

WELLSTONE FILTERS, INC.

(Name of Registrant as Specified in its Charter)

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

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o

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WELLSTONE FILTERS, INC.
300 Market Street, Suite 130-13
Chapel Hill,  North Carolina 27516
(336) 370-4408

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK

To Our Stockholders,

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of common stock, par value $0.001 per share (the “Common Stock”), of Wellstone Filters, Inc. (the “Company,” “us,” or “our”) as of the close of business on January 12, 2007 (the “Record Date”), that on December 1, 2006 our board of directors recommended and a majority of our stockholders voted in favor of resolutions which accomplished the following:

A.

Implemented a reverse stock split of our shares of Common Stock outstanding as of January 31, 2007 on the basis of one (1) post-split share of Common Stock for every one hundred (100) pre-split shares of Common Stock (the “Reverse Stock Split”);

B.

Approved the Certificate of Amendment of our Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split; and

C.

Approved the Certificate of Amendment of our Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware to change the number of authorized shares of Common Stock from 100,000,000 to 300,000,000.

All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules thereunder solely for the purpose of informing shareholders of these corporate actions.

Our stockholders of record as of the close of business on the Record Date are entitled to receive this Notice of Stockholder Action by Written Consent and the attached Information Statement. We are mailing the Information Statement on or about January 16, 2007 to such stockholders of record on the Record Date. The Reverse Stock Split and the change in the number of our authorized shares of Common Stock will not become effective until at least twenty (20) days after the initial mailing of this Information Statement.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

BECAUSE THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK HAVE SATISFIED THE APPLICABLE STOCKHOLDER VOTING REQUIREMENT OF THE DELAWARE GENERAL CORPORATION LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS, WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

By Order of the Board of Directors,

/s/ L.J. Hand L.J. Hand President

Chapel Hill, North Carolina
January 16, 2007

WELLSTONE FILTERS, INC.
300 Market Street, Suite 130-13
Chapel Hill,  North Carolina 27516
(336) 370-4408

INFORMATION STATEMENT

     This information statement (the “Information Statement”) is being furnished on or about January 12, 2007 (the “Mailing Date”) to all stockholders of record of common stock, par value $0.001 per share (the “Common Stock”) of Wellstone Filters, Inc. (the “Company,” “us,” or “our”), in connection with resolutions of the board of directors of the Company (the “Board of Directors”) and the written consent of a majority of the stockholders of the Company adopting a one hundred-for-one reverse stock split (the “Reverse Stock Split”) of the shares of Common Stock, outstanding as of January 31, 2007, and an increase in the number of authorized shares of Common Stock from 100,000,000 shares of Common Stock to 300,000,000 shares of Common Stock. The Reverse Stock Split, and increase in the number of authorized shares of Common Stock were adopted pursuant to the written consent of the holders of a majority of the capital stock of the Company entitled to vote, dated as of December 1, 2006, and as reflected in the Company’s books and records as of such date. This Information Statement also refers to the approval of the Certificate of Amendment of our Certificate of Incorporation (the “Amendment”) to effect the reverse stock split and change in the number of our authorized shares of Common Stock. The action to be taken pursuant to the written consent shall be made effective twenty (20) days after the initial mailing of this Information Statement.

     The Board of Directors approved the adoption of the Reverse Stock Split, the increase in the number of our authorized shares of Common Stock and the Amendment by unanimous written consent, dated as of December 1, 2006, as it believes that such actions are in the best interests of the Company. Stockholder approval of the adoption of the Reverse Stock Split, the increase in the number of authorized shares of Common Stock and the Amendment was effected pursuant to Section 228 of the Delaware General Corporation Law (DGCL) by a written consent of a majority of our stockholders, dated December 1, 2006 (the “Consent”), that was signed by the owners of approximately 63.94% of our issued and outstanding Common Stock. As of December 1, 2006, we had outstanding 10,433,760 shares of Common Stock. Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Reverse Stock Split, the increase in the number of authorized shares of Common Stock and the Amendments is authorized by Section 228(a) of the DGCL, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Reverse Stock Split, the increase in the number of authorized shares of Common Stock and the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

     Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions. This Information statement is furnished only to inform stockholders of the Company of the above actions taken by the majority of stockholders of the Company before such action takes effect in accordance with the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company’s authorized capitalization consists of 100,000,000 shares of Common Stock, of which 10,433,760 shares were issued and outstanding. Holders of Common Stock have no preemptive rights to acquire or subscribe to any additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Notwithstanding the foregoing, however, because consenting stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock of the Company have voted in favor of the foregoing proposals by resolution, dated December 1, 2006, and have sufficient voting power to approve such proposals through their ownership of capital stock of the Company, no other stockholder consents will be solicited in connection with this Information Statement.

     Our principal executive offices are located at the address indicated above. This Information Statement will be mailed on or about January 16, 2007 to stockholders of record as of the close of business on December 20, 2006 (the “Record Date”). It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

     The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information relating to the beneficial ownership of Common Stock as of the date of this report, without giving effect to the Reverse Stock Split or the change in the number of our authorized shares of Common Stock, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iii) all officers and directors as a group. Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

	Amount and Nature of
Name, Position and Address	Beneficial Ownership	Percent of Class

LeaLearned Jeremiah Hand(1)(2)	1,794,330	64.5%
ChiChief Executive Officer

CarCarla Cerami Hand, MD, PhD(1)(2)	1,794,330	64.5%

AnAnthony Cerami, PhD(1)(3)	221,329	8.5%

All Directors and Officers	1,794,330	64.5%
as a group (1 persons)

*	less than 1%

(1)	The business address of each of these persons is 250 Crown Boulevard, Timberlake, North Carolina.

(2)

Mr. Learned Jeremiah Hand and Ms. Carla Cerami Hand are husband and wife. Mr. Hand owns 1,413,330 shares of Common Stock and options to purchase an additional 180,000 shares of Common Stock. Ms. Cerami Hand owns 33,000 shares of Common Stock and through her company, Cerami Consulting Co., may be deemed to beneficially own an additional 1,680,000 shares of Common Stock.

(3)	Dr. Anthony Cerami is the father of Carla Cerami Hand. Shares are held in a trust.

(4)	Includes options to purchase 85,000 shares of Common Stock.

REVERSE STOCK SPLIT AND AMENDMENTS

General

     The Board of Directors adopted, and a majority of the stockholders of the Company approved, the Reverse Stock Split, the increase in the number of authorized shares of Common Stock and the Amendments, pursuant to the written consent dated as of December 1, 2006.

     The Board of Directors approved the adoption of the Reverse Stock Split, the increase in the number of authorized shares of Common Stock and the Amendment by unanimous written consent as it believes the corporate actions are in the best interests of the Company and its stockholders.

Vote Required

     Adoption of the Reverse Stock Split, the increase in the number of authorized shares of Common Stock and the Amendment requires the approval by holders of at least a majority of the outstanding shares of the Common Stock who are present, or represented, and entitled to vote thereon, at a special or annual meeting of our stockholders. Section 228(a) of the DGCL provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.

     The Board of Directors fixed the close of business on December 20, 2006 as the record date for determining the stockholders entitled to notice of the above noted action.

Distribution and Costs

     We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

     Stockholders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.

Dissenters’ Right of Appraisal

     Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the Reverse Stock Split.

Effect of the Reverse Stock Split

     The Reverse Stock Split would not affect the registration of our Common Stock under the Exchange Act, nor will it change our periodic reporting and other obligations thereunder. The number of stockholders of record would not be affected by the Reverse Stock Split. The Reverse Stock Split will not change the authorized number of shares of Common Stock, and there will be no change in the par value of our Common Stock.

     The number of shares of our Common Stock issued and outstanding as of January 31, 2007 will be reduced following the effective date of the Reverse Stock Split in accordance with the following formula: every one hundred (100) shares of our Common Stock owned by a stockholder will automatically be changed into and become one (1) new share of our Common Stock.

     As described below, all fractional share amounts resulting from the Reverse Stock Split will be rounded up to the nearest whole share in lieu of issuing any fractional share.

     We currently have no intention of going private, and this proposed Reverse Stock Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Stock Split does not increase the risk of us becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Stock Split.

Effect of the Increase in the Number of Authorized Shares of Common Stock

     The number of authorized shares of Common Stock will increase from 100,000,000 to 300,000,000. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

     Though the number of authorized shares of Common Stock will increase from 100,000,000 to 300,000,000, because the Reverse Stock Split only applies to our issued and outstanding shares of Common Stock, the number of authorized, but unissued, shares of Common Stock will in effect increase after the Reverse Stock Split, as compared to pre-Reverse Stock Split. This may be construed as having an anti-takeover effect by allowing us to issue or sell shares of Common Stock to third parties in order to avoid an unsolicited acquisition or to prevent or negate any efforts to amend or repeal certain provisions of our Articles of Incorporation or bylaws. Such a use of these additional authorized shares of Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the increase in our authorized shares.

     In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options, warrants and other convertible or exercisable securities entitling the holders thereof to purchase shares of Common Stock will entitle such holders to receive, upon exercise of their securities, one-twentieth of the number of shares of Common Stock which such holders may purchase upon exercise or conversion of their securities. In addition, commencing on the effective date of the Reverse Stock Split, the exercise or conversion price of all outstanding derivative securities of the Company will be increased one hundred-fold.

     The Amended and Restated 1994 Stock Option Plan (the “Plan”), which was approved by the holders of a majority of the outstanding shares of Common Stock in 2004, shall be adjusted in accordance with the Reverse Stock Split and any options issued pursuant to such plan shall be reduced in accordance with the terms of the Reverse Stock Split. Prior to giving effect to the Reverse Stock Split, the Plan reserved 1,680,000 authorized, but unissued, shares of Common Stock that may be subject to options and sold under the Plan. After giving effect to the Reverse Stock Split, the Plan will reserve 16,800 authorized, but unissued, shares of Common Stock that may be subject to options and sold under the Plan. The Plan provides that the term of each option shall be stated in the option agreement between the Company and each optionee but in no event shall the term exceed 10 years from the date of grant. In the case of an incentive stock option granted to an optionee, who at the time of grant owns stock representing more than 10% of the voting power of the Company, the term shall be no more than five years from the date of grant or such shorter term as the option agreement may provide. The occurrence of certain events such as an optionee ceasing to be a service provider for reasons of termination, death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or the Company merging, having a change in control, liquidating or dissolving may accelerate the exercise of the options per the terms of the Plan. A copy of the Plan was filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s amended Annual Report of Form 10-KSB/A for the fiscal year ended December 31, 2004.

Federal Income Tax Consequences

     We will not recognize any gain or loss as a result of the Reverse Stock Split.

     The following description of the material federal income tax consequences of the Reverse Stock Split to our shareholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). This discussion assumes the shares of Common Stock are held as capital assets, and were not acquired by the stockholder as compensation. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

     We believe that the federal income tax effects of the Reverse Stock Split will be that a stockholder who receives a reduced number of shares of our Common Stock will not recognize gain or loss. With respect to a Reverse Stock Split, such a stockholder’s basis in the reduced number of shares of our Common Stock will equal the stockholder’s basis in its old shares of our Common Stock. The holding period of the post-effective Reverse Stock Split shares received will include the holding period of the pre-effective Reverse Stock Split shares exchanged.

Effective Date

     The Reverse Stock Split and the increase in the number of authorized shares of Common Stock following the Reverse Stock Split shall become effective as of 5:00 p.m. Eastern Standard Time on the date we file the Amendments with the Delaware Secretary of State. Accordingly, except for stockholders who currently hold fewer than one hundred (100) shares, on such date, all shares of Common Stock held by stockholders that were issued and outstanding on January 31, 2007 will be, automatically and without any action on the part of stockholders, converted into new shares of Common Stock in accordance with the one hundred-for-one exchange ratio. Also, on such date, shares of Common Stock owned by stockholders who currently own fewer than one hundred (100) shares of Common Stock will be automatically and without any action on the part of such stockholder, converted into one (1) new share of our Common Stock in accordance with the terms of the Reverse Stock Split.

ADDITIONAL INFORMATION

     The Company has received no indication from any of its directors or non-employee directors of any intent to oppose any action to be taken by the Company. There have been no proposals for action submitted to the Company by any shareholders other than the proposal, which is the subject of this Information Statement.